Exhibit 10.6

Execution Version

AMENDED AND RESTATED POOLING AGREEMENT

THIS AMENDED AND RESTATED POOLING AGREEMENT (this “Agreement”) is made as of February 27, 2020 (the “Effective Date”), by and among Sonesta International Hotels Corporation, a Maryland corporation, and the parties listed on Schedule A (each a “Manager” and collectively, “Managers”) and the parties listed on Schedule B (each an “Owner” and collectively, “Owners”).

RECITALS:

Contemporaneously with this Agreement, each Owner has entered into an Amended and Restated Management Agreement dated as of the Effective Date with a Manager, as listed on Schedule C (each a “Management Agreement” and collectively, the “Management Agreements”) with respect to the real estate and personal property described in Schedule C opposite such Owner’s name which is operated as a full service or a limited service hotel (each a “Hotel” and collectively, the “Hotels”).

Owners and Managers have previously entered into a Pooling Agreement, dated as of April 23, 2012 (as amended as of the date hereof, the “Prior Pooling Agreement”), pursuant to which the working capital for each of the Hotels and all revenues and reserves from operation of each of the Hotels are pooled for purposes of paying operating expenses of the Hotels, fees and other amounts due to Managers and Owners, and each Manager and each Owner desire to amend and restate the terms and provisions of the Prior Pooling Agreement in their entirety and replace them with the terms and provisions of this Agreement effective as of 12.01 a.m. on the Effective Date.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, each Owner and each Manager agree as follows:

ARTICLE I
DEFINED TERMS

1.01.                     Definitions.  Capitalized terms used, but not otherwise defined in this Agreement shall have the meanings given to such terms in the Management Agreements. The following capitalized terms as used in this Agreement shall have the meanings set forth below:

“Additional Hotel” is defined in Section 7.01.

“Additional Owner” is defined in Section 7.01.

“Agreement” is defined in the Preamble.

“Aggregate Additional Manager Advances” means the sum of Additional Manager Advances under all Management Agreements.

“Aggregate Annual Operating Statement” is defined in Article IV.

“Aggregate Base Management Fee” means an amount equal to 3% of the Aggregate Gross Revenues attributable to full service Hotels and 5% of the Aggregate Gross Revenues attributable to limited service Hotels.

“Aggregate Deductions” means the sum of Deductions of the Hotels.

“Aggregate FF&E Reserve Deposit” means, with respect to each Year or portion thereof, an amount equal to five percent (5%) of Aggregate Gross Revenues of the Non-Sale Hotels.

“Aggregate Gross Room Revenues” means the sum of Gross Room Revenues of the Hotels.

“Aggregate Gross Revenues” means the sum of Gross Revenues of the Hotels.

“Aggregate Incentive Management Fee” means, with respect to each Year or portion thereof, an amount equal to twenty percent (20%) of Aggregate Operating Profit remaining after deducting amounts paid or payable in respect of Aggregate Owner’s Priority, Aggregate Reimbursable Advances and the Aggregate FF&E Reserve Deposit for such Year or portion thereof.

“Aggregate Invested Capital” means the sum of the Invested Capital for each of the Hotels.

“Aggregate Monthly Statement” is defined in Article IV.

“Aggregate Operating Profit” means an amount equal to Aggregate Gross Revenues less Aggregate Deductions.

“Aggregate Owner Advances” means the sum of Owner Advances under all Management Agreements.

“Aggregate Owner’s Priority” means for each Year or portion thereof an amount equal to eight percent (8%) of Aggregate Invested Capital.

“Aggregate Owner’s Residual Payment” means, with respect to each Year or portion thereof an amount equal to Aggregate Operating Profit remaining after deducting amounts paid or payable in respect of Aggregate Owner’s Priority, Aggregate Reimbursable Advances, the Aggregate FF&E Reserve Deposit and the Aggregate Incentive Management Fee for such Year.

“Aggregate Reservation Fee” means for each Year or portion thereof an amount equal to one and one-half percent (1.5%) of Aggregate Gross Room Revenues.

“Aggregate Reimbursable Advances” means the sum of Reimbursable Advances of the Hotels.
“Aggregate System Fee” means with respect to each Year or portion thereof an amount equal to one and one-half percent (1.5%) of Aggregate Gross Revenues.

“Effective Date” is defined in the Preamble.

“Hotel” and “Hotels” are defined in the Recitals.

“Landlord(s)” means the owner of the Hotel(s) set forth on Exhibit B.

“Management Agreement” and “Management Agreements” are defined in the Recitals.

“Manager” and “Managers” are defined in the Preamble.

“Non-Sale Hotel” means the Hotels identified on Schedule C as “Non-Sale Hotels” together with any Hotel that becomes subject to this Agreement after the Effective Date.

“Owner” and “Owners” are defined in the Preamble.

“Pooled FF&E Reserves” is defined in Section 6.01.B.

“Pooled FF&E Reserve Account” is defined in Section 6.01.B.

“Prior Pooling Agreement” is defined in the Recitals.

“Sale Hotels” means the Hotels identified on Schedule C as “Sale Hotels”.

“Tested Hotels” means for any Year, all Hotels other than (i) any Sale Hotel, (ii) any Hotel for which a Management Agreement (including any Prior Management Agreement) has not been in effect for at least eighteen (18) months as of January 1 of such Year, (iii) any Hotel undergoing a Major Renovation in such Year, and (iv) any Hotel as to which a Major Renovation was substantially completed less than twelve (12) months prior to January 1 of such Year.

ARTICLE II
GENERAL

The parties agree that so long as a Hotel is subject to this Agreement, all Working Capital and all Gross Revenues of such Hotel shall be pooled pursuant to this Agreement and disbursed to pay all Aggregate Deductions, fees and other amounts due to Managers and Owners (not including amounts due pursuant to Section 11.20 of the Management Agreements) with respect to the Hotels and that the corresponding provisions of each Management Agreement shall be superseded as provided in Section 3.03; provided, however, Working Capital contributed on or after the Effective Date in respect of a Non-Sale Hotel under Section 4.05 of the Management Agreement for such Non-Sale Hotel shall only be used for Working Capital for the Non-Sale Hotels. Furthermore, the Pooled FF&E Reserves shall only be made available to pay amounts that would be payable from the FF&E Reserves for individual Non-Sale Hotels under Section 5.05 of the Management Agreements for the Non-Sale Hotel and shall be applied before payment is made from any Owner’s or Landlord’s other funds in accordance therewith. The parties further agree that if Manager gives a notice of non-renewal of the Term with respect to any Non-Sale Hotel, it shall be deemed to be a notice of termination or non-renewal with respect to all Management Agreements.

ARTICLE III
PRIORITIES FOR
DISTRIBUTION OF AGGREGATE GROSS REVENUES

3.01.                     Priorities for Distribution of Aggregate Gross Revenues.  Aggregate Gross Revenues shall be distributed in the following order of priority:

A.	First, to pay all Aggregate Deductions (excluding the Aggregate Base Management Fee, the Aggregate Reservation Fee and the Aggregate System Fee);

B.	Second, to Managers, an amount equal to the Aggregate Base Management Fee, the Aggregate Reservation Fee and the Aggregate System Fee;

C.	Third, to Owners, an amount equal to Aggregate Owner’s Priority;

D.
Fourth, pari passu, to (i) Owners, in an amount necessary to reimburse Owners for all Aggregate Owner Advances which have not yet been repaid pursuant to this Section 3.01, and (ii) to Managers, in an amount necessary to reimburse Managers for all Aggregate Additional Manager Advances which have not yet been repaid pursuant to this Section 3.01. If at any time the amounts available for distribution to Owners and Managers pursuant to this Section 3.01 are insufficient (a) to repay all outstanding Aggregate Owner Advances, and (b) all outstanding Aggregate Additional Manager Advances, then Owners and Managers shall be paid from such amounts the amount obtained by multiplying a number equal to the amount of the funds available for distribution by a fraction, the numerator of which is the sum of all outstanding Aggregate Owner Advances, or all outstanding Aggregate Additional Manager Advances, as the case may be, and the denominator of which is the sum of all outstanding Aggregate Owner Advances plus the sum of all outstanding Aggregate Additional Manager Advances;

E.	Fifth, to the Pooled FF&E Reserve Account, an amount equal to the Aggregate FF&E Reserve Deposit;

F.	Sixth, to Managers, an amount equal to the Aggregate Incentive Management Fee; and

G.	Finally, to Owners, the Aggregate Owner’s Residual Payment.

3.02.                     Timing of Payments.

A.     Payment of the Aggregate Deductions, excluding the Aggregate Base Management Fee, the Aggregate Reservation Fee and the Aggregate System Fee, shall be made in the ordinary course of business. The Aggregate Base Management Fee, the Aggregate Reservation Fee, the Aggregate System Fee, the Aggregate Owner’s Priority, the Aggregate FF&E Reserve Deposit, the Aggregate Incentive Management Fee and the Aggregate Owner’s Residual Payment shall be paid on or before the twentieth (20th) day after the end of each calendar month, based upon Aggregate Gross Revenues or Aggregate Gross Room Revenues, as the case may, be for such month as reflected in the Aggregate Monthly Statement for such month. The Aggregate Owner’s Priority shall be determined based upon Aggregate Invested Capital most recently reported to Managers by Owners. If any installment of the Aggregate Base Management Fee, the Aggregate Reservation Fee, the Aggregate System Fee or the Aggregate Owner Priority is not paid when due, it shall accrue interest at the Interest Rate. Calculations and payments of the Aggregate FF&E Reserve Deposit, the Aggregate Incentive Management Fee and/or the Aggregate Owner’s Residual Payment with respect to each calendar month within a calendar year shall be accounted for cumulatively based upon the year-to-date Aggregate Operating Profit as reflected in the Aggregate Monthly Statement for such calendar month and shall be adjusted to reflect distributions for prior calendar months in such year. Additional adjustments to all payments will be made on an annual basis based upon the Aggregate Annual Operating Statement for the Year and any audit conducted pursuant to Section 4.02 of the Management Agreements.

B.     Subject to Section 3.02.C, if the portion of Aggregate Gross Revenues to be distributed to Managers or Owners pursuant to Section 3.01 is insufficient to pay amounts then due in full, any amounts left unpaid shall be paid from and to the extent of Aggregate Gross Revenues available therefor at the time distributions are made in successive calendar months until such amounts are paid in full, together with interest thereon, if applicable, and such payments shall be made from such available Aggregate Gross Revenues in the same order of priority as other payments made on account of such items in successive calendar months.

C.     Other than with respect to Aggregate Reimbursable Advances, calculations and payments of the fees and other payments in Section 3.01 and distributions of Aggregate Gross Revenues within a Year shall be accounted for cumulatively within a Year, but shall not be cumulative from one Year to the next. Calculations and payments of Aggregate Reimbursable Advances shall be accounted for cumulatively within a Year, and shall be cumulative from one Year to the next.

D.     The Aggregate Owner’s Priority, the Pooled FF&E Reserves and the Aggregate Owner’s Residual Payment shall be allocated among Owners as Owners shall determine in their sole discretion and Managers shall have no responsibility or liability in connection therewith. The Aggregate Incentive Management Fee, Aggregate Base Management Fee, the Aggregate Reservation Fee and the Aggregate System Fee shall be allocated among Managers as Managers shall determine in their sole discretion and Owners shall have no responsibility or liability in connection therewith.

3.03.                     Relationship with Management Agreements.  For as long as this Agreement is in effect with respect to a Hotel, the provisions of Section 3.01 and 3.02 shall supersede Sections 3.02 and 3.03 of the Management Agreement then in effect with the applicable Hotel.

ARTICLE IV
FINANCIAL STATEMENTS

Managers shall prepare and deliver the following financial statements to Owners:

(a)                            Within fifteen (15) days after the close of each calendar month, Managers shall deliver an accounting to Owners showing Aggregate Gross Revenues, Aggregate Gross Room Revenues, occupancy percentage and average daily rate, Aggregate Deductions, Aggregate Operating Profit, and applications and distributions thereof for the preceding calendar month and year-to-date (“Aggregate Monthly Statement”).

(b)                            Within forty-five (45) days after the end of each Year, Managers shall deliver to Owners and Landlords a statement (the “Aggregate Annual Operating Statement”) in reasonable detail summarizing the operations of the Hotels for the immediately preceding Year and an Officer’s Certificate setting forth the totals of Aggregate Gross Revenues, Aggregate Deductions, and the calculation of the Aggregate Incentive Management Fee and Aggregate Owner’s Residual Payment for the preceding Year and certifying that such Aggregate Annual Operating Statement is true and correct. Managers and Owners shall, within ten (10) Business Days after Owner’s receipt of such statement, make any adjustments, by cash payment, in the amounts paid or retained for such Year as are required because of variances between the Aggregate Monthly Statements and the Aggregate Annual Operating Statement. Any payments shall be made together with interest at the Interest Rate from the date such amounts were due or paid, as the case may be, until paid or repaid. The Aggregate Annual Operating Statement shall be controlling over the Aggregate Monthly Statements and shall be final, subject to adjustments required as a result of an audit requested by Owners or Landlords pursuant to Section 4.02.B of the Management Agreements.

(c)                             Managers shall also prepare and deliver such other statements or reports as any Owners may, from time to time, reasonably request.

The financial statements delivered pursuant to this Article IV are in addition to any financial statements required to be prepared and delivered pursuant to the Management Agreements.

ARTICLE V
PORTFOLIO PERFORMANCE TEST

 5.01                      Portfolio Performance Test. Notwithstanding the provisions of ARTICLE II of the Management Agreements:

A.     An Owner will not be permitted to exercise its right to terminate a Management Agreement for a Non-Sale Hotel pursuant to Section 2.02.A of the Management Agreement for such Non-Sale Hotel unless the aggregate amount paid to Owners as Aggregate Owner’s Priority pursuant to Section 3.01.C of this Agreement in respect of the Tested Hotels during any three (3) of the four (4) consecutive Years immediately preceding the January 1st referenced in such Section 2.02.A is less than six percent (6%) of Aggregate Invested Capital for the Tested Hotels for such Years, with all such amounts determined annually as if the Tested Hotels for a Year were the only Hotels subject to this Agreement during such Year.

B.     If the condition set forth in Section 5.01(a) is satisfied, only a Non-Sale Hotel that is otherwise subject to termination pursuant to Section 2.02.A of its Management Agreement may be terminated and for the purposes of determining the amount of Owner’s Priority actually paid in respect of a Non-Sale Hotel under Section 3.02.C of a Management Agreement for any Year, the applicable Owner will be deemed to have received the amount that would have been paid to such Owner as the Owner’s Priority in such Year pursuant to Article 3 of such Management Agreement if such Hotel had not been subject to this Agreement.

ARTICLE VI
ACCOUNTS

6.01.                     Accounts; Pooled FF&E Reserve Account.

A.     Subject to Section 6.01.B, all Working Capital and all Gross Revenues of each of the Hotels may, until applied in accordance with this Agreement and the applicable Management Agreements, be pooled and deposited in one or more bank accounts in the name(s) of Owners designated by Managers, which accounts may, except as required by any Mortgage and related loan documentation or applicable law, be commingled accounts containing other funds owned by or managed by Managers; provided, however, Working Capital contributed on or after the Effective Date in respect of a Non-Sale Hotel under Section 4.05 of the Management Agreement shall only be used for Working Capital of the Non-Sale Hotels.

B.     Managers shall establish an interest-bearing account, in the name of Cambridge TRS, Inc., in a bank designated by Manager (and approved by Owners, such approval not to be unreasonably withheld), into which all FF&E Reserve Deposits and any other amounts to be deposited into an FF&E Reserve Account under a Management Agreement shall be paid (the “Pooled FF&E Reserve Account”). Funds on deposit in the Pooled FF&E Reserve Account (the “Pooled FF&E Reserves”) shall not be commingled with any other funds without Owners’ consent, and the Pooled FF&E Reserves shall be withdrawn from the Pooled FF&E Reserve Account and applied by Managers only to the extent they are permitted to withdraw and apply FF&E Reserves under a Management Agreement for a Non-Sale Hotel.

C.     Managers shall be authorized to access the accounts above without the approval of Owners, subject to (i) any limitation on the maximum amount of any check, if any, established between Managers and Owners as part of the Annual Operating Projections, and (ii) in the case of the Pooled FF&E Reserve Account, such other limitations as maybe set forth in the Management Agreements for the Non-Sale Hotels. One or more Owners shall be a signatory on all accounts maintained with respect to a Hotel, and Owners shall have the right to require that one or more Owners’ signature be required on all checks/withdrawals after the occurrence of a Manager Event of Default. Owners shall provide such instructions to the applicable bank(s) as are necessary to permit Managers to implement Managers’ rights and obligations under this Agreement. The failure of any Owner to provide such instructions shall relieve any Manager of its obligations hereunder until such time as such failure is cured.

ARTICLE VII
ADDITION AND REMOVAL OF HOTELS

7.01.                     Addition of Hotels.  At any time and from time to time, if a Manager and any Owner or any Affiliate of an Owner (an "Additional Owner") enter into a management agreement for the operation of an additional Hotel (an "Additional Hotel"), the Additional Owner may become a party to this Agreement by signing an accession agreement confirming the applicability of this Agreement to such Additional Hotel, provided if the Additional Owner is then a party to this Agreement, the Additional Hotel may be made subject to this Agreement by such Additional Owner and Manager amending and restating Schedules B and C. If an Additional Hotel is made subject to this Agreement other than on the first day of a calendar month, the parties shall include such prorated amounts of the Gross Revenues and Deductions (and other amounts as may be necessary) applicable to the Additional Hotel for such calendar month, as mutually agreed in their reasonable judgment, in the calculation of Aggregate Gross Revenues and Aggregate Deductions (and other amounts as may be necessary) for the calendar month in which the Additional Hotel became subject to this Agreement and shall make any other prorations, adjustments, allocations and changes required. Additionally, any amounts held as Working Capital for the Additional Hotel or to fund capital expenditures, if any, shall be held by Managers under this Agreement.

7.02.                     Removal of Hotels. From and after the date of termination of any Management Agreement, the Hotel managed thereunder shall no longer be subject to this Agreement. If the termination occurs on a day other than the last day of a calendar month, the parties shall exclude such prorated amounts of the Gross Revenues and Deduction (and other amounts as may be necessary) applicable to such Hotel for such calendar month, as mutually agreed in their reasonable judgment, in the calculation of Aggregate Gross Revenues and Aggregate Deductions (and other amounts as may be necessary) for the calendar month in which the termination occurred. Additionally, Owners and Managers, acting reasonably, shall mutually agree to the portion of the Aggregate Working Capital and Aggregate Gross Revenues allocable to the Hotel being removed from this Agreement and the amount of the Aggregate Working Capital, Aggregate Gross Revenues so allocated and any amounts held to fund capital expenditures, shall be remitted to the relevant Owner and the relevant Owner and relevant Manager shall make any other prorations, adjustments, allocations and changes required.

ARTICLE VIII
TERM AND TERMINATION

8.01.                     Term.  This Agreement shall continue and remain in effect indefinitely unless terminated pursuant to Section 8.02.

8.02.                     Termination.  This Agreement may be terminated as follows:

(a)                            By the mutual consent of Managers and Owners which are parties to this Agreement.

(b)                            Automatically, if all Management Agreements terminate or expire for any reason.

(c)                             By Managers, if any or all Owners do not cure a material breach of this Agreement by any Owner or Landlord within thirty (30) days of written notice of such breach from any Manager and if such breach is not cured, it shall be an Owner Event of Default under the Management Agreements.

(d)                            By Owners, if any or all Managers do not cure a material breach of this Agreement by any Manager within thirty (30) days of written notice of such breach from any Owner and if such breach is not cured, it shall be a Manager Event of Default under the Management Agreements.

8.03.                     Effect of Termination.  Upon the termination of this Agreement, except as otherwise provided in Section 9.04.B. of the Management Agreements, Managers shall be compensated for their services only through the date of termination and all amounts remaining in any accounts maintained by Managers pursuant to Article VI, after payment of such amounts as may be due to Managers hereunder, shall be distributed to Owners. Notwithstanding the foregoing, upon the termination of any single Management Agreement, pooled funds shall be allocated as described in Section 7.02.

8.04.                     Survival.  The following Sections of this Agreement shall survive the termination of this Agreement: Section 8.03 and Article IX.

ARTICLE IX
MISCELLANEOUS PROVISIONS

9.01.                     Notices.  All notices, demands, consents, approvals, and requests given by any party to another party hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, upon confirmation of receipt when transmitted by facsimile transmission, or on the next business day if transmitted by nationally recognized overnight courier, to the parties at the following addresses:

To Owners:

Cambridge TRS, Inc.
Two Newton Place

255 Washington Street
Newton, Massachusetts 02458
Attn:  President
Facsimile:

To Managers:

Sonesta International Hotels Corporation
Two Newton Place
255 Washington Street
Newton, Massachusetts 02458
Attn:  President
Facsimile:

9.02.                     Applicable Law; Arbitration.  This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the Commonwealth of Massachusetts, with regard to its “choice of law” rules. Any “Dispute” (as such term is defined in the Management Agreements) under this Agreement shall be resolved through final and binding arbitration conducted in accordance with the procedures and with the effect of, arbitration as provided for in the Management Agreements.

9.03.                     Severability.  If any term or provision of this Agreement or the application thereof in any circumstance is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

9.04.                     Gender and Number.  Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural.

9.05.                     Headings and Interpretation.  The descriptive headings in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. References to “Section” in this Agreement shall be a reference to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by “without limitation.” The words “hereof,” “herein,” “hereby,” and “hereunder, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision unless otherwise indicated. The word “or” shall not be exclusive. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting.

9.06.                     Confidentiality of Information.  Any information exchanged between a Manager and each Owner pursuant to the terms and conditions of this Agreement shall be subject to Section 11.07 of the Management Agreements.

9.07.                     Assignment.  Neither any Manager nor any Owner may assign its rights and obligations under this Agreement to any other Person without the prior written consent of the other parties.

9.08.                     Entire Agreement; Construction; Amendment.  With respect to the subject matter hereof, this Agreement supersedes all previous contracts and understandings between the parties and constitutes the entire Agreement between the parties with respect to the subject matter hereof. Accordingly, in the event of any conflict between the provisions of this Agreement and the Management Agreements, the provisions of this Agreement shall control, and the provisions of the Management Agreements are deemed amended and modified, in each case as required to give effect to the intent of the parties in this Agreement. All other terms and conditions of the Management Agreements shall remain in full force and effect; provided that, to the extent that compliance with this Agreement shall cause a default, breach or other violation of the Management Agreement by one party, the other party waives any right of termination, indemnity, arbitration or otherwise under the Management Agreement related to that specific default, breach or other violations, to the extent caused by compliance with this Agreement. This Agreement may not be modified, altered or amended in any manner except by an amendment in writing, duly executed by the parties hereto.

9.09.                     Third Party Beneficiaries.  The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors, heirs, legal representatives or permitted assigns of each of the parties hereto and except for Landlord(s), which are intended third party beneficiaries, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

9.10.                     Prior Pooling Agreement. For the avoidance of doubt, the Prior Pooling Agreement shall continue to govern the rights and obligations of the parties with respect to periods prior to the Effective Date, and this Agreement shall govern the rights and obligations of the parties with respect to periods from and after the Effective Date.

[Signatures begin on the following page.]

[Signature Page to the Sonesta Pooling Agreement]
IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement with the intention of creating an instrument under seal.

Owners:

CAMBRIDGE TRS, INC.

By:	/s/ John G. Murray
John G. Murray
President and Chief Executive Officer

HPT WACKER DRIVE TRS LLC

By:	/s/ John G. Murray
John G. Murray
President and Chief Executive Officer

HPT CLIFT TRS LLC

By:	/s/ John G. Murray
John G. Murray
President and Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement with the intention of creating an instrument under seal.

Managers:

SONESTA INTERNATIONAL HOTELS CORPORATION

By:	/s/ Carlos R. Flores
Carlos R. Flores
President and Chief Executive Officer

SONESTA CHICAGO LLC

By:	/s/ Carlos R. Flores
Carlos R. Flores
President and Chief Executive Officer

SONESTA CLIFT LLC

By:	/s/ Carlos R. Flores
Carlos R. Flores
President and Chief Executive Officer

Schedule A

Additional Managers

Sonesta Clift LLC, a Maryland limited liability company

Sonesta Chicago LLC, a Maryland limited liability company
Schedule B

Owners

Cambridge TRS, Inc., a Maryland corporation

HPT Clift TRS LLC, a Maryland limited liability company

HPT Wacker Drive TRS LLC, a Maryland limited liability company
Schedule C
Hotels and Management Agreements

NON-SALE HOTELS:
Owner	Hotel	Landlord	Manager
Cambridge TRS, Inc.	Sonesta Hilton Head 130 Shipyard Drive Hilton Head, SC	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Royal Sonesta Cambridge 40 Edwin H. Land Boulevard Cambridge, MA 02142	HPT Cambridge LLC	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Royal Sonesta Harbor Court Baltimore 550 Light Street Baltimore, MD	Harbor Court Associates, LLC	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta Hotel Philadelphia 1800 Market Street Philadelphia, PA	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Royal Sonesta Houston Hotel 2222 West Loop South Houston, TX	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Royal Sonesta New Orleans 300 Bourbon Street New Orleans, LA	Royal Sonesta, Inc.	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta Fort Lauderdale 999 North Fort Lauderdale Beach Boulevard Fort Lauderdale, FL	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation

Cambridge TRS, Inc.	Sonesta Silicon Valley 1820 Barber Lane Milpitas, CA	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Royal Sonesta Chase Park Plaza 212-232 Kingshighway Boulevard St. Louis, MO	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
HPT Clift TRS LLC	The Clift Royal Sonesta Hotel 495 Geary Street San Francisco, CA	HPT Geary Properties Trust	Sonesta Clift LLC
Cambridge TRS, Inc.	The Sonesta Irvine 17941 Von Karman Avenue Irvine, CA	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
HPT Wacker Drive TRS LLC	The Royal Sonesta Chicago 71 East Wacker Drive Chicago, IL	HPT IHG-2 Properties Trust	Sonesta Chicago LLC
Cambridge TRS, Inc.	Sonesta Suites Scottsdale 7300 East Gainey Suites Drive Scottsdale, AZ	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Orlando 8480 International Drive Orlando, FL	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation

SALE HOTELS:
Owner	Hotel	Landlord	Manager
Cambridge TRS, Inc.	Sonesta Gwinnett Place 1775 Pleasant Hill Road Duluth, GA	HPT Cambridge LLC	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Atlanta 760 Mt. Vernon Highway N.E. Atlanta, GA	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Burlington 11 Old Concord Road Burlington, MA	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Andover 4 Technology Drive Andover, MA	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Parsippany 61 Interpace Parkway Parsippany, NJ	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Somerset 260 Davidson Avenue Somerset, NJ	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation

Cambridge TRS, Inc.	Sonesta ES Suites Princeton 4375 U.S. Route 1 South Princeton, NJ	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Malvern 20 Morehall Road Malvern, PA	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Dublin 435 Metro Place South Dublin, OH	HPTMI Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Flagstaff 3440 Country Club Drive Flagstaff, AZ	HPTMI Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Houston 5190 Hidalgo Street Houston, TX	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Columbia 8844 Columbia 100 Parkway Columbia, MD	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Charlotte 7925 Forest Pine Drive Charlotte, NC	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites St. Louis 1855 Craigshire Road St. Louis, MO	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Tucson 6477 East Speedway Boulevard Tucson, AZ	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Colorado Springs 3880 North Academy Boulevard Colorado Springs, CO	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Minneapolis 3040 Eagandale Place Eagan, MN	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Omaha 6990 Dodge Street Omaha, NE	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Princeton 4225 US Highway 1 South Brunswick - Princeton, NJ	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Somers Point 900 Mays Landing Road Somers Point, NJ	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation

Cambridge TRS, Inc.	Sonesta ES Suites Cincinnati 2670 Kemper Road Sharonville, OH	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Oklahoma City 4361 West Reno Avenue Oklahoma City, OK	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Burlington 35 Hurricane Lane Williston, VT	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Cleveland Airport 17525 Rosbough Drive Middleburg Heights, OH	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Westlake 30100 Clemens Road Westlake, OH	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Birmingham 3 Greenhill Pkwy at U.S. Highway 280 Birmingham, AL	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Montgomery 1200 Hilmar Court Montgomery, AL	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Wilmington - Newark 240 Chapman Road Newark, DE	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Jacksonville 8365 Dix Ellis Trail Jacksonville, FL	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Ann Arbor 800 Victors Way Ann Arbor, MI	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites St. Louis - Chesterfield 15431 Conway Road Chesterfield, MO	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Cincinnati - Blue Ash 11401 Reed Hartman Highway Blue Ash, OH	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Cincinnati - Sharonville West 11689 Chester Road Cincinnati, OH	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Providence - Airport 500 Kilvert Street Warwick, RI	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation

Cambridge TRS, Inc.	Sonesta ES Suites Memphis 6141 Old Poplar Pike Memphis, TN	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Houston - NASA Clear Lake 525 Bay Area Boulevard Houston, TX	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Portland - Vancouver 8005 NE Parkway Drive Vancouver, WA	HPT IHG-2 Properties Trust	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Atlanta - Perimeter Center East 1901 Savoy Drive Atlanta, GA	HPT IHG-3 Properties LLC	Sonesta International Hotels Corporation
Cambridge TRS, Inc.	Sonesta ES Suites Chicago - Lombard 2001 South Highland Avenue Lombard, IL	HPT IHG-3 Properties LLC	Sonesta International Hotels Corporation